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                                                                    EXHIBIT 21.1

                              LEGATO SYSTEMS, INC.
                         SUBSIDIARIES OF THE REGISTRANT
                                December 31, 2001

       Legato Systems Pty Ltd - Australia
       Legato Systems Ges.mbH - Austria
       Legato Systems International Inc. (FSC) - Barbados
       Legato Systems NV - Belgium
       Legato Systems do Brazil Ltda - Brazil
       Legato Systems (Canada) Inc. - Canada
       Legato Global, Inc. - Cayman Islands
       Legato Systems France SARL - France
       Legato Systems Deutschland GmbH - Germany
       Legato Systems H.K. Limited - Hong Kong
       Legato Systems India Private Limited - India
       Legato Systems Italia Srl - Italy
       Legato Systems KK - Japan
       Legato Systems Korea Y.H. - Korea
       Legato Systems de Mexico S de RL de CV - Mexico
       Legato Systems Nederland BV - Netherlands
       Legato Systems Europe Holding BV - Netherlands
       Legato Systems Norway AS - Norway
       Legato Systems Polska Sp.Zoo - Poland
       Legato Software Systems Pte Ltd - Singapore
       Legato Systems Espana SL - Spain
       LGTO System AB - Sweden
       Legato Systems Schweiz GmbH - Switzerland
       Legato Systems UK Limited - United Kingdom
       Legato Holdings, Inc. - United States
       Intelliguard Software, Inc. - United States
       O.R.P., Inc. - United States
       Lasso Acquisition Corp. - United States